Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES RECORD

QUARTERLY RESULTS AND DIVIDEND INCREASE

First Quarter 2021 Highlights

•	Declared dividend increase of $0.02 to $0.26 per share, up 18% from 2020 first quarter

•	Net income of $41.0 million, up from a loss of $22.5 million, or income of $7.5 million excluding merger-related provision and expenses, for 2020 first quarter

•	Earnings per share of $1.10, up from ($0.71), or $0.24 excluding merger-related provision and expenses, for 2020 first quarter

•	Allowance to Loans ratio of 1.37%, or 1.49% excluding PPP loans

•	Average interest earnings assets growth of $248.0 million, or 15.6% annualized growth, for 2021 first quarter

•	Average deposit growth of $233.7 million, or 15.7% annualized growth, for 2021 first quarter

•	Mortgage banking income of $10.5 million, up from $0.8 million for 2020 first quarter

•	Pre-tax pre-provision ROAA of 2.43%, compared to 1.29%, or 2.15% excluding merger-related expenses, for 2020 first quarter

•	Efficiency ratio of 48.0%, compared to 70.9%, or 51.6% excluding merger-related expenses, for 2020 first quarter

•	ROE and ROTE of 17.09% and 26.60% for 2021 first quarter

DEFIANCE, OHIO (April 20, 2021) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2021 first quarter results including solid core profitability. Net income for the first quarter of 2021 was $41.0 million, or $1.10 per diluted common share, compared to a net loss of $22.5 million, or $0.71 per diluted common share, for the first quarter of 2020. The year-over-year comparison is impacted by the acquisition of United Community Financial Corp. (“UCFC”) on January 31, 2020, with 2020 first quarter results including two months of operations from UCFC compared to three in first quarter of 2021. The prior year’s results include the impact of $11.5 million of acquisition-related charges for the three months ended March 31, 2020, which had an after-tax cost of $9.5 million or $0.30 per diluted common share. Additionally, the prior year’s provision expense of $45.2 million included $25.9 million related to acquisition accounting for an after-tax cost of $20.5 million, or $0.65 per diluted common share. The first quarter of 2021 included a provision credit of $7.0 million and no acquisition impact. Excluding the impact of the acquisition-related provision and charges, earnings for the three months ended March 31, 2020, were $7.5 million, or $0.24 per diluted common share.

“We are very pleased to deliver an excellent start for 2021,” said Gary M. Small, CEO of Premier. “While the banking industry is currently facing challenges in terms of the low interest rate environment and modest loan demand, Premier’s business mix continues to provide opportunities to perform and our team is taking full advantage. Our disciplined approach to credit and the continued outstanding performance from fee income businesses allowed us to move confidently with a meaningful 18% dividend increase year to date, consistent with our expectations for sustainably strong performance going forward.”

Business client support efforts

As a part of the CARES Act, the Small Business Administration created the Paycheck Protection Program (“PPP”) to provide small businesses with loans as a direct incentive to keep their workers on the payroll. Premier Bank actively participated in PPP for clients and made 2,880 loans for a total of $443.3 million for the year ended December 31, 2020. Total gross fees for these loans equaled $14.8 million. To date, Premier Bank has recognized $10.2 million as loan interest income, including $4.0 million during the three months ended March 31, 2021. Additionally, a total of $171.2 million in loans have been extinguished to date, including $114.8 million during the three months ended March 31, 2021.

Beginning in January 2021, Premier Bank participated in the second round of PPP lending and made 1,645 loans for a total of $171.7 million during the three months ended March 31, 2021. Total gross fees for these loans were $6.7 million and Premier Bank recognized $0.2 million in loan interest income during the three months ended March 31, 2021.

Net interest income up compared to first quarter of 2020

Net interest income of $56.5 million in the first quarter of 2021 was up from $45.5 million in the first quarter of 2020. The increase over the prior year’s first quarter was attributable to organic growth and three months of income from UCFC compared to two months in 2020. Net interest margin was 3.43% for the first quarter of 2021, down from 3.47% in the fourth quarter of 2020, and down from 3.78% in the first quarter of 2020. Yield on interest earning assets decreased to 3.73% in the first quarter of 2021, down 11 basis points from 3.84% in the fourth quarter of 2020. Total cost of funds decreased 8 basis points in the first quarter of 2021 to 0.31% from 0.39% in the fourth quarter of 2020 while the total cost of interest-bearing liabilities decreased 10 basis points to 0.42% from 0.52%. The 2021 first quarter results include the impact of acquisition marks and related accretion for the UCFC acquisition. Interest income includes $1.3 million of accretion and interest expense includes $0.4 million of accretion, which combined added 10 basis points of net interest margin. The first quarter results also include the impact of PPP loans. Interest income includes $5.0 million on average balances of $435.4 million, which increased net interest margin by 8 basis points. Excluding the impact of acquisition marks and PPP loans, net interest margin would be 3.25% for the first quarter of 2021 compared to 3.36% for the fourth quarter of 2020 and 3.68% for the first quarter of 2020.

“We produced net interest income growth despite margin compression for the quarter,” said Small. “The success of the multiple COVID related economic programs enacted over the past year has driven tremendous liquidity and deposit growth to the benefit of all our clients. Reinvesting these funds in a prudent manner recognizing the volatility of these deposits over time has never been more critical. We remain focused on continued reduction of our funding costs while optimizing our reinvestment yield for the appropriate time horizon.”

Non-interest income up from first quarter of 2020

Premier’s non-interest income in the first quarter of 2021 was $26.3 million compared with $14.0 million in the first quarter of 2020. Results for the first quarter of 2021 included three months of income from UCFC compared to two months in 2020.

Mortgage banking income increased to $10.5 million in the first quarter of 2021 from $0.8 million in the first quarter of 2020. Gains from the sale of mortgage loans increased to $5.6 million in the first quarter of 2021 from $4.9 million in the first quarter of 2020. Mortgage loan servicing revenue increased to $1.9 million in the first quarter of 2021 from $1.6 million in the first quarter of 2020. Amortization of mortgage servicing rights increased to $2.3 million in the first quarter of 2021 from $1.2 million in the first quarter of 2020. Premier had a positive change in the valuation adjustment in mortgage servicing assets of $5.3 million in the first quarter of 2021 compared with a negative adjustment of $4.5 million in the first quarter of 2020 with the year-over-year change primarily due to rates. In the first quarter of 2020, the rate on the 10 Year Treasury declined to 0.70% as a result of the pandemic and economic recession thus negatively impacting prepay speeds and the MSR valuation. In the first quarter of 2021, the rate on the 10 Year Treasury increased to 1.74% due to improving economic conditions and the vaccine rollout which resulted in slowing prepay speeds and the positive valuation adjustment.

For the first quarter of 2021, service fees and other charges were $5.5 million, up from $5.3 million in the first quarter of 2020. Commissions from the sale of insurance products were $4.9 million, down from $5.2 million in the first quarter of 2020. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2021, Premier’s insurance subsidiary, First Insurance Group, earned $1.1 million of contingent income, compared to $1.3 million during the first quarter of 2020. Wealth management income was $1.8 million in the first quarter of 2021, up from $1.1 million in the first quarter of 2020. Securities gains were $2.1 million in the first quarter of 2021 compared to none in the first quarter of 2020. Approximately $0.5 million of the gain was related to the sale of $24 million of mortgage-backed securities where the Company took advantage of Fed pricing to realize a gain and was reinvested in a mix of new securities that will generate the same income over the next three years. The other $1.6 million related to unrealized gains on our trading securities due to the improved market for these financial institution equities. BOLI income increased to $1.2 million in the first quarter of 2021, including $0.3 million of death benefits, compared to $0.8 million in the first quarter of 2020 and no death benefits. Other non-interest income for the first quarter of 2021 was $0.3 million compared to $0.6 million in 2020, which included $1.1 million for the reversal of an earn-out accrual that was not achieved related to a prior acquisition.

“The advantages of our diversified revenue sources was on display again this quarter,” said Small. “Benefits from mortgage and security gains added to solid contributions from insurance, wealth and service fees to drive outperformance on non-interest income and overall bottom-line results.”

Core non-interest expenses up from first quarter of 2020

Total non-interest expense was $38.8 million in the first quarter of 2021, down from $42.3 million in the first quarter of 2020, or up from $30.8 million excluding $11.5 million of acquisition related charges. Results for the first quarter of 2021 included three months of expenses from UCFC compared to two months in 2020. Compensation and benefits increased to $22.0 million in the first quarter of 2021, compared to $17.6 million in the first quarter of 2020. Occupancy expense was $4.1 million in the first quarter of 2021, up from $3.7 million in the first quarter of 2020. Data processing cost was $3.4 million in the first quarter of 2021, up from $3.0 million in the first quarter of 2020. Amortization of intangibles was $1.6 million in the first quarter of 2021, up from $1.2 million in the first quarter of 2020. Other non-interest expense was $5.6 million in the first quarter of 2021, up from $3.9 million in the first quarter of 2020.

FDIC insurance premiums were a $0.9 million expense in the first quarter of 2021, up from a $0.5 million expense in the first quarter of 2020. The increase in expense from prior year is largely due to the increased size of Premier Bank post-merger and the impact of PPP. Although PPP loan balances are excludable from the asset-based component, they are not excludable from the leverage ratio component because the Company did not borrow from the PPP Liquidity Facility and any loan funds that were in deposits would also increase the asset-based component.

Credit quality

Non-performing assets totaled $49.4 million at March 31, 2021, a decrease from $52.3 million at December 31, 2020, and an increase from $33.2 million at March 31, 2020. Accruing troubled debt restructured loans were $6.1 million at March 31, 2021, compared with $7.5 million at March 31, 2020. Loan delinquencies decreased to $9.5 million at March 31, 2021, from $18.5 million at December 31, 2020, and $10.6 million at March 31, 2020.

The 2021 first quarter results include net loan recoveries of $0.2 million and a total provision credit of $7.0 million compared with net loan recoveries of $0.8 million and a total provision expense of $45.2 million, or $19.3 million excluding acquisition-related provision, for the same period in 2020. The allowance for credit losses on loans as a percentage of total loans was 1.37% at March 31, 2021, or 1.49% excluding PPP loans, compared with 1.49% at December 31, 2020, or 1.61% excluding PPP loans, and 1.68% at March 31, 2020. The year-over-year decrease in the provision expense and allowance percentage is primarily attributable to the impact of the economic deterioration that began in the first quarter of 2020 as a result of the COVID-19 pandemic but has subsequently improved. As of March 31, 2021, Premier Bank had pandemic-related deferrals for $32.4 million of commercial loans, down from $46.0 million at December 31, 2020, and $3.4 million of retail loans, down from $7.4 million at December 31, 2020.

“The continuing improvements to economic forecasts allowed us to further reduce allowance levels this quarter,” said Paul D. Nungester, CFO of Premier. “We are comfortable with an allowance level of 1.69% excluding PPP loans and including unamortized purchase accounting marks with net loan recoveries in the quarter despite some risk migration in the portfolio.”

Total assets at $7.53 billion

Total assets at March 31, 2021, were $7.53 billion compared to $7.21 billion at December 31, 2020, and $6.54 billion at March 31, 2020. Gross loans receivable (including loans held for sale) were $5.68 billion at March 31, 2021, compared to $5.71 billion at December 31, 2020, and $5.20 billion at March 31, 2020. At March 31, 2021, gross loans receivable grew $476.0 million organically, or 9.2% from a year ago, including $443.8 million of PPP loans. Commercial loans excluding PPP increased $74.0 million from March 31, 2020 to 2021, despite a $157.0 million decrease in lines of credit. Securities at March 31, 2021, were $932.3 million compared to $737.7 million at December 31, 2020, and $534.2 million at March 31, 2020. Also, at March 31, 2021, goodwill and other intangible assets totaled $346.7 million compared to $348.3 million at December 31, 2020, and $353.1 million at March 31, 2020, with the decrease attributable to intangibles amortization.

Total deposits at March 31, 2021, were $6.35 billion compared with $6.05 billion at December 31, 2020, and $4.99 billion at March 31, 2020. At March 31, 2021, total deposits grew $1.36 billion organically, or 27.2% from a year ago.

Total stockholders’ equity was $998.2 million at March 31, 2021, compared to $982.3 million at December 31, 2020, and $916.8 million at March 31, 2020. The increase in stockholders’ equity from the prior year was due to net earnings, offset partially by the Company’s repurchase of 39,200 common shares for $1.1 million during the first quarter of 2021. At March 31, 2021, 1,960,800 common shares remained available for repurchase under the Company’s existing authorization.

Dividend to be paid May 14

The Board of Directors declared a quarterly cash dividend of $0.26 per common share, an increase of $0.02 per common share, payable May 14, 2021, to shareholders of record at the close of business on May 7, 2021. The dividend represents an annual dividend of 3.14 percent based on the Premier common stock closing price on April 19, 2021. Premier has approximately 37,304,000 common shares outstanding.

Conference call

Premier will host a conference call at 11:00 a.m. ET on Wednesday, April 21, 2021, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. Internet access to the call is also available (in listen-only mode) at the following URL: https://services.choruscall.com/links/pfc210421.html. The replay of the conference call will be available at www.PremierFinCorp.com until April 21, 2022, at 9:00 a.m. ET.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank and First Insurance Group. Premier Bank, headquartered in Youngstown, Ohio, operates 75 branches and 12 loan offices in Ohio, Michigan, Indiana, Pennsylvania and West Virginia (West Virginia office operates as Home Savings Bank) and serves clients through a team of wealth professionals dedicated to each community banking branch. First Insurance Group is a full-service insurance agency with ten offices in Ohio. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Exchange Act of 1934, as amended. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of Premier Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions; the nature, extent and timing of governmental actions and reforms; future movements of interest rates; the ability to benefit from a changing interest rate environment; the production levels of mortgage loan generation; the ability to continue to grow loans and deposits; the ability to sustain credit quality ratios at current or improved levels; continued strength in the market area for Premier Bank; the ability to sell real estate owned properties; and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including: impacts from the novel coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; the effects of various governmental responses to the COVID-19 pandemic; those inherent in general and local banking, insurance and mortgage conditions; competitive factors specific to markets in which Premier Financial Corp. and its subsidiaries operate; future interest rate levels; legislative and regulatory decisions or capital market conditions; and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including in our Annual Report on Form 10-K for the year ended December 31, 2020. One or more of these factors have affected or could in the future affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its March 31, 2021, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net income and core pre-tax pre-provision income to be useful supplemental measures of our operating performance. We define core net income as net income excluding the after-tax impact of acquisition related charges. We define core pre-tax pre-provision income as pre-tax pre-provision income excluding the pre-tax impact of acquisition related charges. We believe that these metrics are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for one-time acquisition related charges. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our supplemental reporting measures.

Consolidated Balance Sheets (Unaudited)

Premier Financial Corp.

(in thousands)	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$68,689	$79,593
Interest-bearing deposits	235,058	79,673

	303,747	159,266
Available-for sale, carried at fair value	918,590	736,654
Trading securities, carried at fair value	13,753	1,090

Securities investments	932,343	737,744
Loans	5,459,683	5,491,240
Allowance for credit losses—loans	(74,754)	(82,079)

Loans, net	5,384,929	5,409,161
Loans held for sale	215,945	221,616
Mortgage servicing rights	18,503	13,153
Accrued interest receivable	24,355	25,434
Federal Home Loan Bank stock	9,328	16,026
Bank Owned Life Insurance	145,060	144,784
Office properties and equipment	57,358	58,665
Real estate and other assets held for sale	54	343
Goodwill	317,948	317,948
Core deposit and other intangibles	28,714	30,337
Other assets	92,178	77,257

Total Assets	$7,530,462	$7,211,734

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,728,895	$1,597,262
Interest-bearing deposits	4,623,024	4,450,579

Total deposits	6,351,919	6,047,841
Advances from FHLB and PPPLF	—	—
Notes payable and other interest-bearing liabilities	—	—
Subordinated debentures	84,881	84,860
Advance payments by borrowers for tax and insurance	20,773	21,748
Reserve for credit losses—unfunded commitments	5,901	5,350
Other liabilities	68,802	69,659

Total Liabilities	6,532,276	6,229,458
Stockholders’ Equity
Preferred stock	—	—
Common stock, net	306	306
Additional paid-in-capital	689,747	689,390
Accumulated other comprehensive income (loss)	(502)	15,004
Retained earnings	388,467	356,414
Treasury stock, at cost	(79,832)	(78,838)

Total stockholders’ equity	998,186	982,276

Total Liabilities and Stockholders’ Equity	$7,530,462	$7,211,734

Consolidated Statements of Income (Unaudited)

Premier Financial Corp.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Interest Income:
Loans	$57,565	$51,460
Investment securities	3,682	2,717
Interest-bearing deposits	66	230
FHLB stock dividends	59	115

Total interest income	61,372	54,522
Interest Expense:
Deposits	4,164	7,771
FHLB advances and other	—	1,006
Subordinated debentures	695	273
Notes Payable	—	9

Total interest expense	4,859	9,059

Net interest income	56,513	45,463
Provision (benefit) for credit losses—loans	(7,514)	43,786
Provision (benefit) for credit losses—unfunded commitments	551	1,458

Total provision (benefit) for credit losses	(6,963)	45,244

Net interest income after provision	63,476	219
Non-interest Income:
Service fees and other charges	5,469	5,318
Mortgage banking income	10,533	848
Gain on sale of non-mortgage loans	—	234
Gain (loss) on sale of available for sale securities	516	—
Gain (loss) on trading securities	1,610	—
Insurance commissions	4,882	5,155
Wealth management income	1,757	1,091
Income from Bank Owned Life Insurance	1,168	781
Other non-interest income	340	572

Total Non-interest Income	26,275	13,999
Non-interest Expense:
Compensation and benefits	21,997	17,585
Occupancy	4,112	3,731
FDIC insurance premium	898	492
Financial institutions tax	1,190	834
Data processing	3,382	3,040
Amortization of intangibles	1,623	1,245
Acquisition related charges	—	11,486
Other non-interest expense	5,601	3,897

Total Non-interest Expense	38,803	42,310

Income (loss) before income taxes	50,948	(28,092)
Income tax expense (benefit)	9,952	(5,610)

Net Income (Loss)	$40,996	$(22,482)

Earnings (loss) per common share:
Basic	$1.10	$(0.71)
Diluted	$1.10	$(0.71)
Average Shares Outstanding:
Basic	37,278	31,666
Diluted	37,357	31,666

Premier Financial Corp.

Financial Summary and Comparison (Unaudited)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2021	2020	% change
Summary of Operations
Tax-equivalent interest income (2)	$61,609	$54,773	12.5%
Interest expense	4,859	9,059	(46.4)
Tax-equivalent net interest income (2)	56,750	45,714	24.1
Provision (benefit) for credit losses	(6,963)	45,244	(115.4)
Core provision (benefit) for credit losses (4)	(6,963)	19,295	(136.1)
Investment securities gains (losses)	2,126	—	NM
Non-interest income (excluding securities gains/losses)	24,149	13,999	72.5
Non-interest expense	38,803	42,310	(8.3)
Core non-interest expense (4)	38,803	30,824	25.9
Income tax expense (benefit)	9,952	(5,610)	(277.4)
Net income (loss)	40,996	(22,482)	(282.4)
Core net income (4)	40,996	7,470	448.8
Tax equivalent adjustment (2)	237	251	(5.6)

At Period End
Assets	7,530,462	6,538,942	15.2
Earning assets	6,852,357	5,889,186	16.4
Loans	5,459,683	5,113,917	6.8
Allowance for credit losses—loans	74,754	85,859	(12.9)
Deposits	6,351,919	4,994,148	27.2
Stockholders’ equity	998,186	916,843	8.9

Average Balances
Assets	7,338,886	5,357,598	37.0
Earning assets	6,611,343	4,862,532	36.0
Loans	5,629,715	4,317,857	30.4
Deposits and interest-bearing liabilities	6,275,160	4,488,003	39.8
Deposits	6,190,292	4,240,053	46.0
Stockholders’ equity	972,653	786,837	23.6
Stockholders’ equity / assets	13.25%	14.69%	(9.8)

Per Common Share Data
Net Income (Loss)
Basic	$1.10	$(0.71)	(254.7)
Diluted	1.10	(0.71)	(254.4)
Core diluted (4)	1.10	0.24	358.3
Dividends Paid	0.24	0.22	9.1
Market Value:
High	$35.90	$32.05	12.0
Low	22.23	10.98	102.5
Close	33.26	14.74	125.6
Common Book Value	26.78	24.58	8.9
Tangible Common Book Value (1)	17.48	15.11	15.7
Shares outstanding, end of period (000s)	37,275	37,288	(0.0)

Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.43%	3.78%	(9.3)
Return on average assets	2.27%	-1.69%	(234.1)
Core return on average assets (4)	2.27%	0.56%	304.0
Return on average equity	17.09%	-11.48%	(248.9)
Core return on average equity (4)	17.09%	3.82%	347.7
Return on average tangible equity	26.60%	-17.45%	(252.5)
Core return on average tangible equity (4)	26.60%	5.80%	358.9
Efficiency ratio (3)	47.96%	70.86%	(32.3)
Core efficiency ratio (4)	47.96%	51.62%	(7.1)
Effective tax rate	19.53%	19.97%	(2.2)
Dividend payout ratio (core)	21.82%	91.67%	(76.2)

Note: 2020 results include two months of operations from UCFC compared to three for comparable periods in 2021.

(1)	Tangible common book value = total stockholders’ equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
(4)	Core items exclude the impact of acquisition related provision (“CECL double-dip”) and other charges. See non-GAAP reconciliations.

NM Percentage change not meaningful

Premier Financial Corp.

(dollars in thousands)

	Three Months Ended
	March 31,
Mortgage Banking Summary	2021	2020

Revenue from sales and servicing of mortgage loans:
Gain from sale of mortgage loans	$5,640	$4,902
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,917	1,594
Amortization of mortgage servicing rights	(2,344)	(1,163)
Mortgage servicing rights valuation adjustments	5,320	(4,485)

	4,893	(4,054)

Total revenue from sale and servicing of mortgage loans	$10,533	$848

Mortgage servicing rights:
Balance at beginning of period	$21,666	$10,801
Loans sold, servicing retained	2,374	1,376
Mortgage servicing rights acquired	—	9,747
Amortization	(2,344)	(1,163)

Carrying value before valuation allowance at end of period	21,696	20,761
Valuation allowance:
Balance at beginning of period	(8,513)	(534)
Impairment recovery (charges)	5,320	(4,485)

Balance at end of period	(3,193)	(5,019)

Net carrying value at end of period	$18,503	$15,742

COVID-19 Deferrals Update	3/31/2021	12/31/2020
Commercial loan deferrals	$32,370	$46,038
% of commercial loans	0.8%	1.2%
% of total loans	0.6%	0.8%
Retail loan deferrals	$3,414	$7,412
% of retail loans	0.2%	0.4%
% of total loans	0.1%	0.1%
Total loan deferrals	$35,784	$53,450
% of total loans	0.7%	1.0%

Commercial Loan Deferral Rollforward	12/31/20 Balance	New Deferrals	Payoffs/ Changes	Return to Pay(1)	3/31/21 Balance	1Q21 Extensions
Interest only 1-3 months	$5,437	$—	$6,975	$—	$12,412	$6,975
Interest only 4-5 months	—	—	74	—	74	74
Interest only 6 months	26,688	—	(1,785)	(5,075)	19,828	—
Deferred payment 1-90 days	10,404	—	379	(10,727)	56	56
Deferred payment 91-179 days	—	—	—	—	—	—
Deferred payment 180 days	3,509	—	(62)	(3,447)	—	—

Total	$46,038	$—	$5,581	$(19,249)	$32,370	$7,105

Commercial Loan Deferral Expirations Update	3/31/21 Balance
April	$25,320
May	7,050
June	—
July	—
August	—
September	—

Total	$32,370

Note: 2020 results include two months of operations from UCFC compared to three for comparable periods in 2021.

(1)	Represents approximately 92.7% of previously disclosed first quarter 2021 scheduled expirations.

Premier Financial Corp.

Yield Analysis

	Three Months Ended March 31,
	(dollars in thousands)
	2021			2020
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$5,629,715	$57,579	4.09%	$4,317,857	$51,485	4.80%
Securities	823,986	3,905	1.90%	449,744	2,943	2.69%
Interest Bearing Deposits	145,658	66	0.18%	68,980	230	1.34%
FHLB stock	11,984	59	1.97%	25,951	115	1.78%

Total interest-earning assets	6,611,343	61,609	3.73%	4,862,532	54,773	4.54%
Non-interest-earning assets	727,543			495,066

Total assets	$7,338,886			$5,357,598

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$4,546,272	$4,164	0.37%	$3,343,833	$7,771	0.93%
FHLB advances and other	—	—	0.00%	209,508	1,006	1.93%
Subordinated debentures	84,868	695	3.28%	36,083	273	3.04%
Notes payable	—	—	—	2,359	9	1.53%

Total interest-bearing liabilities	4,631,140	4,859	0.42%	3,591,783	9,059	1.01%
Non-interest bearing deposits	1,644,020	—	—	896,220	—	—

Total including non-interest-bearing deposits	6,275,160	4,859	0.31%	4,488,003	9,059	0.81%
Other non-interest-bearing liabilities	91,073			82,758

Total liabilities	6,366,233			4,570,761
Stockholders’ equity	972,653			786,837

Total liabilities and stockholders’ equity	$7,338,886			$5,357,598

Net interest income; interest rate spread		$56,750	3.31%		$45,714	3.53%

Net interest margin (4)			3.43%			3.78%

Average interest-earning assets to average interest bearing liabilities			143%			135%

Note: 2020 results include two months of operations from UCFC compared to three for comparable periods in 2021.

(1)

Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(2)	Annualized.
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

Premier Financial Corp.

Selected Quarterly Information

(dollars in thousands, except per share data)	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020
Summary of Operations
Tax-equivalent interest income (1)	$61,609	$61,067	$60,418	$62,705	$54,773
Interest expense	4,859	5,849	6,888	8,145	9,059
Tax-equivalent net interest income (1)	56,750	55,218	53,530	54,560	45,714
Provision (benefit) for credit losses	(6,963)	(6,764)	2,794	2,975	45,244
Core provision (benefit) for credit losses (3)	(6,963)	(6,764)	2,794	2,975	19,295
Investment securities gains (losses)	2,126	76	1,480	(2)	—
Non-interest income (excluding securities gains/losses)	24,149	18,594	23,520	23,017	13,999
Non-interest expense	38,803	41,313	43,563	37,984	42,310
Core non-interest expense (3)	38,803	39,123	38,445	35,885	30,824
Income tax expense (benefit)	9,952	8,240	6,259	7,303	(5,610)
Net income (loss)	40,996	30,848	25,655	29,057	(22,482)
Core net income (3)	40,996	32,577	28,587	30,715	7,470
Tax equivalent adjustment (1)	237	251	259	256	251

At Period End
Total assets	$7,530,462	$7,211,734	$6,974,953	$7,013,811	$6,538,942
Earning assets	6,852,357	6,546,299	6,340,132	6,345,655	5,889,186
Loans	5,459,683	5,491,240	5,470,548	5,457,238	5,113,917
Allowance for loan losses	74,754	82,079	88,917	88,555	85,859
Deposits	6,351,919	6,047,841	5,795,757	5,759,843	4,994,148
Stockholders’ equity	998,186	982,276	959,025	940,968	916,843
Stockholders’ equity / assets	13.26%	13.62%	13.75%	13.42%	14.02%
Goodwill	317,948	317,948	317,948	317,948	317,520

Average Balances
Total assets	$7,338,886	$7,089,060	$6,935,783	$7,005,783	$5,357,598
Earning assets	6,611,343	6,363,306	6,211,267	6,247,037	4,862,532
Loans	5,629,715	5,609,116	5,555,621	5,389,805	4,317,857
Deposits and interest-bearing liabilities	6,275,160	6,044,049	5,901,652	5,963,127	4,488,003
Deposits	6,190,292	5,956,550	5,738,006	5,490,986	4,240,053
Stockholders’ equity	972,653	946,223	927,506	932,793	786,837
Stockholders’ equity / assets	13.25%	13.35%	13.37%	13.31%	14.70%

Per Common Share Data
Net Income (Loss):
Basic	$1.10	$0.83	$0.69	$0.78	$(0.71)
Diluted	1.10	0.82	0.69	0.78	(0.71)
Core diluted (3)	1.10	0.87	0.77	0.82	0.24
Dividends Paid	0.24	0.22	0.22	0.22	0.22
Market Value:
High	$35.90	$23.49	$21.24	$20.11	$32.05
Low	22.23	14.90	14.74	12.95	10.98
Close	33.26	23.00	15.58	17.67	14.74
Common Book Value	26.78	26.34	25.71	25.23	24.58
Shares outstanding, end of period (000s)	37,275	37,291	37,297	37,296	37,288

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.43%	3.47%	3.47%	3.51%	3.78%
Return on average assets	2.27%	1.73%	1.49%	1.67%	-1.69%
Core return on average assets (3)	2.27%	1.83%	1.64%	1.76%	0.56%
Return on average equity	17.09%	12.97%	11.12%	12.53%	-11.48%
Core return on average equity (3)	17.09%	13.70%	12.26%	13.24%	3.82%
Return on average tangible equity	26.60%	20.37%	17.71%	20.13%	-17.45%
Core return on average tangible equity (3)	26.60%	21.51%	19.73%	21.28%	5.80%
Efficiency ratio (2)	47.96%	55.97%	56.54%	48.96%	70.86%
Core efficiency ratio (3)	47.96%	53.00%	49.90%	46.26%	51.62%
Effective tax rate	19.53%	21.08%	19.61%	20.09%	19.97%
Common dividend payout ratio (core)	21.82%	25.29%	28.57%	26.83%	91.67%

Note: 2020 results include two months of operations from UCFC compared to three for comparable periods in 2021.

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
(3)	Core items exclude the impact of acquisition related provision (“CECL double-dip”) and other charges. See non-GAAP reconciliations.

Premier Financial Corp.

Selected Quarterly Information

(dollars in thousands, except per share data)	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020
Loan Portfolio Composition
One to four family residential real estate	$1,168,559	$1,201,051	$1,194,940	$1,226,106	$1,265,901
Construction	749,190	667,649	580,060	509,548	521,442
Commercial real estate	2,402,067	2,383,001	2,328,944	2,266,189	2,200,266
Commercial	1,172,910	1,202,353	1,263,565	1,244,549	897,865
Consumer finance	117,539	120,729	128,995	146,139	137,679
Home equity and improvement	257,764	272,701	281,010	290,459	301,146

Total loans	5,868,029	5,847,484	5,777,514	5,682,990	5,324,299
Less:
Undisbursed loan funds	405,983	355,065	300,174	221,137	206,236
Deferred loan origination fees	2,363	1,179	6,792	4,615	4,146
Allowance for credit losses—loans	74,754	82,079	88,917	88,555	85,859

Net Loans	$5,384,929	$5,409,161	$5,381,631	$5,368,683	$5,028,058

Allowance for credit losses—loans
Beginning allowance	$82,079	$88,917	$88,555	$85,859	$31,243
CECL adoption	—	—	—	—	2,354
Acquisition related allowance/provision (non PCD)	—	—	—	—	25,949
Acquisition related allowance/goodwill (PCD)	—	—	—	—	7,698
Provision (benefit) for credit losses—loans	(7,514)	(6,158)	3,658	1,868	17,837
Net recoveries (charge-offs)	189	(680)	(3,296)	828	778

Ending allowance	$74,754	$82,079	$88,917	$88,555	$85,859

Credit Quality
Total non-performing loans (1)	$49,298	$51,983	$48,360	$39,470	$32,692
Real estate owned (REO)	53	343	521	573	548

Total non-performing assets (2)	$49,351	$52,025	$48,881	$40,043	$33,240

Net charge-offs (recoveries)	(189)	680	3,296	(828)	(778)
Restructured loans, accruing (3)	6,068	7,173	8,499	7,916	7,474
Allowance for credit losses—loans / loans	1.37%	1.49%	1.63%	1.62%	1.68%
Allowance for credit losses—loans / non-performing assets	151.47%	156.86%	182.05%	221.15%	259.07%
Allowance for credit losses—loans / non-performing loans	151.64%	157.90%	184.01%	224.36%	263.43%
Non-performing assets / loans plus REO	0.90%	0.95%	0.89%	0.73%	0.65%
Non-performing assets / total assets	0.66%	0.73%	0.70%	0.57%	0.51%
Net charge-offs / average loans (annualized)	-0.01%	0.05%	0.24%	-0.06%	-0.07%

Deposit Balances
Non-interest-bearing demand deposits	$1,728,895	$1,597,262	$1,436,807	$1,454,842	$1,041,315
Interest-bearing demand deposits and money market	2,806,271	2,627,669	2,511,263	2,361,486	2,052,935
Savings deposits	761,899	700,480	674,354	671,650	623,331
Retail time deposits less than $250,000	842,624	912,006	975,658	1,078,758	1,091,003
Retail time deposits greater than $250,000	212,230	210,424	197,675	193,107	185,564

Total deposits	$6,351,919	$6,047,841	$5,795,757	$5,759,843	$4,994,148

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Premier Financial Corp.

Loan Delinquency Information

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total
March 31, 2021
One to four family residential real estate	$1,168,559	$1,150,194	$5,622	0.5%	$12,743	1.1%
Construction	749,190	748,362	584	0.1%	244	0.0%
Commercial real estate	2,402,067	2,379,138	222	0.0%	22,707	0.9%
Commercial	1,172,910	1,164,587	298	0.0%	8,025	0.7%
Consumer finance	117,539	114,214	1,424	1.2%	1,901	1.6%
Home equity and improvement	257,764	252,732	1,354	0.5%	3,678	1.4%

Total loans	$5,868,029	$5,809,227	$9,504	0.2%	$49,298	0.8%

December 31, 2020
One to four family residential real estate	$1,201,051	$1,178,876	$8,318	0.7%	$13,857	1.2%
Construction	667,649	664,248	2,294	0.3%	1,107	0.2%
Commercial real estate	2,383,001	2,359,299	993	0.0%	22,709	1.0%
Commercial	1,202,353	1,192,949	9	0.0%	9,395	0.8%
Consumer finance	120,729	116,632	2,248	1.9%	1,849	1.5%
Home equity and improvement	272,701	265,023	4,612	1.7%	3,066	1.1%

Total loans	$5,847,484	$5,777,027	$18,474	0.3%	$51,983	0.9%

March 31, 2020
One to four family residential real estate	$1,265,901	$1,253,304	$5,890	0.5%	$6,707	0.5%
Construction	521,442	521,442	—	0.0%	—	0.0%
Commercial real estate	2,200,266	2,180,660	220	0.0%	19,386	0.9%
Commercial	897,865	893,605	299	0.0%	3,961	0.4%
Consumer finance	137,679	135,727	712	0.5%	1,240	0.9%
Home equity and improvement	301,146	296,330	3,517	1.2%	1,299	0.4%

Total loans	$5,324,299	$5,281,068	$10,638	0.2%	$32,593	0.6%

Loan Risk Ratings Information

(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total
March 31, 2021
One to four family residential real estate	$1,154,141	$1,145,356	$1,173	0.1%	$7,612	0.7%
Construction	749,190	727,821	21,126	2.8%	243	0.0%
Commercial real estate	2,380,688	2,216,699	115,758	4.9%	48,231	2.0%
Commercial	1,156,948	1,108,381	25,400	2.2%	23,167	2.0%
Consumer finance	116,723	115,044	—	0.0%	1,679	1.4%
Home equity and improvement	253,049	250,944	—	0.0%	2,105	0.8%
PCD loans	57,290	23,956	1,748	3.1%	31,586	55.1%

Total loans	$5,868,029	$5,588,201	$165,205	2.8%	$114,623	2.0%

December 31, 2020
One to four family residential real estate	$1,186,262	$1,183,104	$796	0.1%	$2,362	0.2%
Construction	667,649	647,906	19,743	3.0%	—	0.0%
Commercial real estate	2,359,713	2,202,167	111,213	4.7%	46,333	2.0%
Commercial	1,174,545	1,143,715	23,713	2.0%	7,117	0.6%
Consumer finance	119,841	119,736	—	0.0%	105	0.1%
Home equity and improvement	268,311	267,872	—	0.0%	439	0.2%
PCD loans	71,163	33,311	3,832	5.4%	34,020	47.8%

Total loans	$5,847,484	$5,597,811	$159,297	2.7%	$90,376	1.5%

March 31, 2020
One to four family residential real estate	$1,248,250	$1,244,175	$390	0.0%	$3,685	0.3%
Construction	520,408	520,408	—	0.0%	—	0.0%
Commercial real estate	2,163,196	2,107,879	28,045	1.3%	27,272	1.3%
Commercial	871,944	839,893	20,477	2.3%	11,574	1.3%
Consumer finance	136,426	136,382	—	0.0%	44	0.0%
Home equity and improvement	294,878	294,556	—	0.0%	322	0.1%
PCD loans	89,197	27,851	21,151	23.7%	40,195	45.1%

Total loans	$5,324,299	$5,143,293	$70,063	1.3%	$83,092	1.6%

Premier Financial Corp.

Non-GAAP Reconciliations

(In thousands, except per share and ratio data)	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020
Acquisition related charges (pre-tax)	$—	$2,190	$3,711	$2,099	$11,486
Less: Tax benefit of acquisition related charges	—	460	779	441	2,034

Acquisition related charges (after-tax)	$—	$1,730	$2,932	$1,658	$9,452
Total non-interest expenses	$38,803	$41,313	$43,563	$37,984	$42,310
Less: Acquisition related charges (pre-tax)	—	2,190	3,711	2,099	11,486
Less: FHLB prepayment charges(1)	—	—	1,407	—	—

Core non-interest expenses	$38,803	$39,123	$38,445	$35,885	$30,824
Acquisition related provision (pre-tax)	$—	$—	$—	$—	$25,949
Less: Tax benefit of acquisition related provision	—	—	—	—	5,449

Acquisition related provision (after-tax)	$—	$—	$—	$—	$20,500
Provision (benefit) for credit losses	$(6,963)	$(6,764)	$2,794	$2,975	$45,244
Less: Acquisition related provision (pre-tax)	—	—	—	—	25,949

Core provision (benefit) for credit losses	$(6,963)	$(6,764)	$2,794	$2,975	$19,295
Non-interest income	$26,275	$18,669	$25,000	$23,015	$13,999
Less: Securities gains (losses)	2,126	76	1,480	(2)	—

Non-interest income (excluding securities gains/losses)	$24,149	$18,593	$23,520	$23,017	$13,999
Tax-equivalent net interest income	$56,750	$55,218	$53,530	$54,560	$45,714
Non-interest income (excluding securities gains/losses)	24,149	18,593	23,520	23,017	13,999

Total revenues	80,899	73,811	77,050	77,577	59,713
Core non-interest expenses	$38,803	$39,123	$38,445	$35,885	$30,824

Core efficiency ratio	47.96%	53.00%	49.90%	46.26%	51.62%

Income (loss) before income taxes	$50,948	$39,087	$31,914	$36,360	$(28,092)
Add: Provision (benefit) for credit losses	(6,963)	(6,764)	2,794	2,975	45,244

Pre-tax pre-provision income	43,985	32,323	34,708	39,335	17,152
Add: Acquisition related charges (pre-tax)	—	2,190	3,711	2,099	11,486

Core pre-tax pre-provision income	$43,985	$34,513	$38,419	$41,434	$28,638
Average total assets	$7,338,886	$7,089,060	$6,935,783	$7,005,783	$5,357,598
Core pre-tax pre-provision return on average assets	2.43%	1.94%	2.20%	2.38%	2.15%
Net income (loss)	$40,996	$30,847	$25,655	$29,057	$(22,482)
Add: Acquisition related provision (after-tax)	—	—	—	—	20,500
Add: Acquisition related charges (after-tax)	—	1,730	2,932	1,658	9,452

Core net income	$40,996	$32,577	$28,587	$30,715	$7,470
Diluted shares—Reported	37,357	37,350	37,334	37,324	31,666
Add: Dilutive shares for core net income	—	—	—	—	121

Diluted shares—Core	37,357	37,350	37,334	37,324	31,787

Core diluted EPS	$1.10	$0.87	$0.77	$0.82	$0.24
Average total assets	$7,338,886	$7,089,060	$6,935,783	$7,005,783	$5,357,598
Core return on average assets	2.27%	1.83%	1.64%	1.76%	0.56%
Average total equity	$972,653	$946,223	$927,506	$932,793	$786,837
Core return on average equity	17.09%	13.70%	12.26%	13.24%	3.82%
Average total tangible equity	$624,996	$602,495	$576,457	$580,449	$518,253
Core return on average tangible equity	26.60%	21.51%	19.73%	21.28%	5.80%

Note: 2020 results include two months of operations from UCFC compared to three for comparable periods in 2021.

(1)	Represents prepayment penalties on FHLB early extinguishments funded by gains on securities sales that are excluded from revenues for efficiency ratio calculation.